EXHIBIT 5.1

                   OPINION OF MALIZIA SPIDI & FISCH, PC AS TO
                THE VALIDITY OF THE COMMON STOCK BEING REGISTERED


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April 21, 2000

Board of Directors
Steelton Bancorp, Inc.
51 South Front Street
Steelton, Pennsylvania 17113

            RE:            Registration Statement on Form S-8:
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                           Steelton Bancorp, Inc. 2000 Stock Option Plan
                           Mechanics Savings Bank Restricted Stock Plan

 Gentlemen:

         We have acted as special counsel to Steelton Bancorp, Inc., a Pennsylvania corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended, relating to 53,900 shares of common stock, par value $.10 per share (the "Common Stock") of the Company which may be issued (i) upon the exercise of options for 38,500 shares of Common Stock granted under the Steelton Bancorp, Inc. 2000 Stock Option Plan, and (ii) upon the award of 15,400 shares of Common Stock under the Mechanics Savings Bank Restricted Stock Plan (collectively, the "Plans"), as more fully described in the Registration Statement. You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

         We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion and based thereon, we are of the opinion that the Common Stock when issued pursuant to the stock awards granted under and in accordance with the terms of the Plans will be duly and validly issued, fully paid, and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8.

                                                Sincerely,



                                                /s/Malizia Spidi & Fisch, PC
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                                                Malizia Spidi & Fisch, PC